EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Common Stock Ownership by Irvine Sensors

Novalog, Inc.	95%
3001 Redhill Ave., Building 4
Costa Mesa, California 92626

MicroSensors, Inc.	98%
3001 Redhill Ave., Building 4
Costa Mesa, California 92626

3D-Microelectronics, Inc.*	100%
3001 Redhill Ave., Building 4
Costa Mesa, California 92626

3D-Microsystems, Inc.*	100%
3001 Redhill Ave., Building 4
Costa Mesa, California 92626

RedHawk Vision, Inc.	81%
3001 Redhill Ave., Building 4
Costa Mesa, California 92626

iNetWorks Corporation	94%
3001 Redhill Ave., Building 3
Costa Mesa, California 92626

* not operational